OWEN CONSULTING
CONSULTANCY AGREEMENT

This Consultancy Agreement (the "Agreement") is entered into by and between Owen Consulting, LLC, a California Corporation (the "Consultant"), and Futomic Industries, Inc., a New Jersey Corporation (the "Company").

1. CONSULTING RELATIONSHIP. During the term of this Agreement, Consultant will provide the Company consulting services (the "Services") as specified by the Board of Directors or the chief executive officer of the Company from time to time. Consultant shall use Consultant's best efforts to perform the Services such that the results are satisfactory to the Company. Consultant shall devote approximately 75% of Consultant's time to performance of the Services.

2. FEES. As consideration for the Services to be provided by Consultant and other obligations, the Company shall pay to Consultant $25.00 per hour per hour worked during the term of this Agreement in accordance with the Company's normal payment practices for consultants. As additional consideration for the Services, the Company will provide Consultant with such support facilities and space as may be required in the Company's judgment to enable Consultant to properly perform the Services.

3. EXPENSES. Consultant shall not be authorized to incur on behalf of the Company any expenses without the prior written consent of the Company's chief executive officer or chief financial officer. As a condition to receipt of reimbursement, Consultant shall be required to submit to the Company reasonable evidence that the amount involved was expended and related to Services provided under this Agreement.

4. TERM AND TERMINATION. Consultant shall serve as a consultant to the Company for a period commencing on October 1, 2006 and terminating on September 30, 2007.

Should either party default in the performance of this Agreement or materially breach any of its obligations under this Agreement, including but not limited to Consultant's obligations under the Confidential Information Agreement between the Company and Consultant referenced below in Section 8, the non-breaching party may terminate this Agreement immediately if the breaching party fails to cure the breach within five (5) business days after having received written notice by the non-breaching party of the breach or default.

Notwithstanding the above, either party may terminate this Agreement at any time upon thirty (30) days' written notice. In the event of such termination, Consultant shall be paid for any portion of the Services that have been performed prior to the termination.

5. METHOD OF PROVISION OF SERVICES:

(a) Consultant shall be solely responsible for determining the method, details and means of performing the Services. Consultant may, at Consultant's own expense, employ or engage the service of such employees or subcontractors as Consultant deems necessary to perform the Services required by this Agreement (the "Assistants"). Such Assistants are not the employees of the Company and Consultant shall be wholly responsible for the professional performance of the Services by his Assistants such that the results are satisfactory to the Company. Consultant shall expressly advise the Assistants of the terms of this Agreement, and shall require each Assistant to execute a Confidential Information Agreement substantially in the form attached to this Agreement as Exhibit A (the "Confidentiality Agreement").

(b) NO AUTHORITY TO BIND COMPANY. Neither Consultant, nor any partner, agent or employee of Consultant, has authority to enter into contracts that bind the Company or create obligations on the part of the Company without the prior written authorization of the Company.

(c) WITHHOLDING; INDEMNIFICATION. Consultant shall have full responsibility for applicable withholding taxes for all compensation paid to Consultant, its partners, agents or its employees under this Agreement, and for compliance with all applicable labor and employment requirements with respect to Consultant's self-employment, sole proprietorship or other form of business organization, and Consultant's partners, agents and employees, including state worker's compensation insurance coverage requirements and any US immigration visa requirements (provided that the Company shall avail all reasonable assistance to the Consultant if so requested). Consultant agrees to indemnify, defend and hold the Company harmless from any liability for, or assessment of, any claims or penalties with respect to such withholding taxes, labor or employment requirements, including any liability for, or assessment of, withholding taxes imposed on the Company by the relevant taxing authorities with respect to any compensation paid to Consultant or Consultant's partners, agents or its employees.

6. SUPERVISION OF CONSULTANT'S SERVICES. All of the Services to be performed by Consultant, including but not limited to the Services, will be as agreed between Consultant and the Company's chief executive officer. Consultant will be required to report to the Company's chief executive officer concerning the

Services performed under this Agreement. The nature and frequency of these reports will be left to the discretion of the Company's chief executive officer.

7. CONSULTING OR OTHER SERVICES FOR COMPETITORS. Consultant represents and warrants that Consultant does not presently perform or intend to perform, during the term of the Agreement, consulting or other services for, or engage in or intend to engage in an employment relationship with, any businesses or proposed businesses in any way which would be competitive with the Company's products or services, or those products or services proposed or in development by the Company during the term of the Agreement (except for those companies, if any, listed on Exhibit B attached hereto). If, however, Consultant decides to do so, Consultant agrees that, in advance of accepting such work, Consultant will promptly notify the Company in writing, specifying the organization with which Consultant proposes to consult, provide services, or become employed by and to provide information sufficient to allow the Company to determine if such work would conflict with the terms of this Agreement, including the terms of the Confidentiality Agreement, the interests of the Company or further services which the Company might request of Consultant. If the Company determines that such work conflicts with the terms of this Agreement, the Company reserves the right to terminate this Agreement immediately.

8. CONFIDENTIALITY AGREEMENT. Consultant shall sign, or has signed, a Confidential Information Agreement substantially in the form attached to this Agreement as Exhibit A (the "Confidentiality Agreement''), on or before October 1, 2006. In the event that Consultant is an entity or otherwise will be causing individuals in its employ or under its supervision to participate in the rendering of the Services, Consultant warrants that it shall cause each of such individuals to execute a Confidentiality Agreement in the form attached as Exhibit A.

9. CONFLICTS WITH THIS AGREEMENT. Consultant represents and warrants that neither Consultant nor any of Consultant's partners, employees or agents is under any pre-existing obligation in conflict or in any way inconsistent with the provisions of this Agreement. Consultant represents and warrants that Consultant's performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by Consultant in confidence or in trust prior to commencement of this Agreement. Consultant warrants that Consultant has the right to disclose and/or or use all ideas, processes, techniques and other information, if any, which Consultant has gained from third parties, and which Consultant discloses to the Company or uses in the course of performance of this Agreement, without liability to such third parties. Notwithstanding the foregoing, Consultant agrees that Consultant shall not bundle with or incorporate into any deliveries provided to the Company herewith any third party products, ideas, processes, or other techniques, without the express, written prior approval of the Company. Consultant represents and warrants that Consultant has not granted and will not grant any rights or licenses to any intellectual property or technology that would conflict with Consultant's obligations under this Agreement. Consultant will not knowingly infringe upon any copyright, patent, trade secret or other property right of any former client, employer or third party in the performance of the Services required by this Agreement.

9. MISCELLANEOUS.

(a) AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended or waived only with the written consent of the parties.

(b) SOLE AGREEMENT. This Agreement, including the Exhibits hereto, constitutes the sole agreement of the parties and supersedes all oral negotiations and prior writings with respect to the subject matter hereof.

(c) NOTICES. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, 48 hours after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number as set forth below, or as subsequently modified by written notice.

(d) CHOICE OF LAW. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California, without giving effect to the principles of conflict of laws.

(e) SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(f) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

(g) ARBITRATION. Any dispute or claim arising out of or in connection with any provision of this Agreement will be finally settled by binding arbitration in Orange County, California, in accordance with the rules of the American Arbitration Association by one arbitrator appointed in accordance with said rules. The arbitrator shall apply California law, without reference to rules of conflicts of law or rules of statutory arbitration, to the resolution of any dispute. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this paragraph, without breach of this arbitration provision. This Section 10(g) shall not apply to the Confidentiality Agreement.

(h) ADVICE OF COUNSEL. EACH PARTY ACKNOWLEDGES THAT, IN EXECUTING THIS AGREEMENT, SUCH PARTY HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

(i) SOLICITATION OF EMPLOYEES. Consultant agrees that for a period of twelve (12) months immediately following the termination of the consultant relationship with the Company for any reason, whether with or without cause, Consultant shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company's employees to leave their employment, or take away such employees, or attempt to solicit, induce, recruit, encourage or take away employees of the Company, either for Consultant or for any other person or entity.

The parties have executed this Agreement on the respective dates set forth below.

OWEN CONSULTING

/s/ Kelly Owen
By: Kelly Owen Title: President Date: 10/1/06

FUTOMIC INDUSTRIES, INC.
/s/ Kelly Owen
By: Kelly Owen Title: President Date: 10/1/06

EXHIBIT A

CONFIDENTIAL INFORMATION AGREEMENT
(WITH EXHIBITS THERETO)

System Team
Linux/Windows
Booting Process
Grub Boot Loader
Lilo Boot Loader
Initial Loading Page Design
Clean the Disk
Network Configuration
Authentication
Reboot
MyConnection
Exit Processing
Network Configuration in Puppy
Device Driver
Identifying Device in PC
Comparison
Server Comparison
Download & Installing
Getting drivers for unsupported Device
EK Booting Screen
VPN
VPN Switching
DNS Configuration
VPN Dynamic IP Configuration
RPM Installation Redhat, DEBIAN and Fedora
Open VPN Installation in Windows
RPM Installation in Puppy
Team Embedded
Mass Storage Implementation
Bio Metric Sensor Implementation
RFID Implementation (Module Completed)
Schematic Diagram
LCD Implementation

Web Application Team		Component Prerequirements
	Groups	Create and Join Group
Messages
Files and Photos
Members
Management for Owner/Moderator
	Government Medical	Designing Designing
Content Management System
	Groups Admin	Group Categories
Group List and Search
Group Member list and Search
Moderators List and Search owners List and Search
Pending messages and Photos
Mail management
Medical Admin
Government Admin
	Registration	Registration, Login, Forgot Password Home
Email Settings, Password, Phone settings, Address wallet
	MySettings	settings
Parental Control URL Blocking, Address & email domain verification
	Finance	Market News and Currency Converter
Merchant Registration, Bill Pay, Payment History, Transaction
	Merchant	History
Integration of Merchant site with Payment Processing Company
Non EK Merchant
	Admin	Ekuser, General, Merchant List, Transaction History Merchant invoice, creditmemo, Payment History Affiliate Checking
	MyWallet	Addcard, Edit card and delete card
Bill Pay (Single payment, Recurring payment)
Transaction
Rewards
Password Manager For Mozilla
Password Manager For Windows

Recover Profile
News	News
My Profile	My Profile
Admin	Alert
Vendors
Rewards
Transaction
Cards
Password Manager
Chat	Private Chat
Public Chat
Chat-Tool	Client side Port enable
Client wizard creation in Linux
Send file in windows
Send file in Linux
Voice Chat .jdk1.4
Voice Chat jdk 1.5
Private Chat
Public Chat
Admin	Chat Category
Chat room
Members
Private Chat
My Connections	EK Remote Server for Windows
EK Remote Client for Windows
EK Remote Server for Linux
EK Remote Client for Linux
Connection Management pages
Admin. Section
Email	EK Mail User Module
EK Remote Mail client for windows(outlook Express)
EK Remote Mail client for Linux(Thunderbird)
EK Mail Admin Module
My Files EK	File Manager
EK Files Admin. Module
Remote Machine File manager
USB File Manager
Architecture	DAO Implementation
EJP Analysis

Design Team		Prototype
Admin Module Layout
Admin Module Buttons Creation
New Layout Changes
User Module Buttons and Images Creation
Design Team Testing
System Testing	Test Plan	Booting Process in Xp
Booting Process in. Linux
VPN
	Test Plan	Booting Process in Xp
Booting Process in Linux
Bug Report
VPN
Requirement Team		Software Requirement Specification
System
Web Application
Requirement Traceability Matrix
System
Web Application
SRS updation as per Requirement Changes
System
Web Application
RTM Updation as per Requirement Changes
System
Web Application
User Manual Preparation
Use case Specification Document for Web Application High Level Design Document for System
Help Content
Validation Messages Document
Validation Control Document
Release Notes (As per Previous Release)
Web Application System
Project Plan

Web Application Testing	Test Plan	Common Modules
My Connections
My Wallet
Merchant
Chat
My Settings
Emil
My Files
Test Cases for all Modules
Test Scenarios for all Modules
Bug Report

EXHIBIT B
LIST OF COMPANIES
EXCLUDED UNDER SECTION 7

___No conflicts

___Additional Sheets Attached

Signature of Consultant: /s/ Kelly Owen

Print Name of Consultant: Kelly Owen

Date: